Exhibit 10.17

 TERMINATION & SETTLEMENT AGREEMENT

TERMINATION & SETTLEMENT AGREEMENT dated and effective as of the 24th day December 2009 by and between SPO Medical Equipment Ltd. (the “Company”) and Jeff Feuer (the “Employee”).

WITNESSETH

WHEREAS, SPO Medical Equipment Ltd. entered into employment agreement with Employee dated May 15 2005, as amended on June 1 2007 (the "Employment. Agreement"); and

WHEREAS, the Company has terminated the Employment Agreement and the parties wish to settle all outstanding matters under the Employment Agreement, all in accordance with the terms and conditions hereto

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this agreement the Parties hereby agree as follows:

1.           Representations and Undertakings by Employee

In consideration of the undertakings by the Company contained herein, Employee hereby agrees, represents and covenants as follows:

a)           Employee acknowledges and agrees that Section 5 (Confidentiality, Non Compete; Poaching; Development Rights) of the Employment Agreement shall continue in full force and effect in accordance with their terms.

b)           Employee shall return to the Company all Company property in his possession, control or under his influence.

c)           Subject to the terms and conditions set forth herein, Employee acknowledges and agrees that the undertakings, release and payments by Company contained in this Agreement, are being made in lieu of any amounts, now or in the future, payable by Company to Employee under the terms of the Employment Agreement or as otherwise required under law and in full satisfaction of all claims by Employee to any payments owing from the Company (and its affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) in connection with his retention under the Employment Agreement or to any other demands, claims, rights or privilege.

2.           Representations and Undertakings by the Company

2.1           In consideration of the undertakings by the Employee contained herein, the Company hereby agrees, represents and covenants as follows:

a)           The Company shall pay to Employee an aggregate amount of NIS 25,000 in respect of accrued vacation under the Employment Agreement and NIS 49,500 in respect of tax exempt severance payments. The aggregate amount shall be paid over two payments of NIS 49,750 and NIS 24,750 payable on January 9th, 2010, and March 9th, 2010 respectively.

b)           In addition The Company shall pay to Employee an aggregate amount of NIS 258,000 in respect of severance pay under the Employment Agreement. This amount shall be paid in monthly installments on the 9th of each month, in the amount of NIS 21,500 per month commencing on February 9, 2010 through January 9, 2011:

BY HIS SIGNATURE BELOW, EMPLOYEE AGREES THAT THIS AGREEMENT WILL BE DEEMED AS A FINAL SETTLEMENT AND ADMISSION PURSUANT TO CLAUSE 29 OF THE SEVERANCE PAY LAW, 1963. IN CONNECTION WITH THE ABOVE WAIVER, EMPLOYEE FURTHER REPRESENTS THAT HE HAS CONSULTED WITH AN ATTORNEY EXPERIENCED IN LABOR LAW MATTERS IN ISRAEL AND UNDERSTANDS THE CONSEQUENCES OF THIS WAIVER.

c)           The Company hereby transfers ownership to Employee of the laptop computer for no consideration which the Company has provided to Employee and which is currently in Employee’s possession.

d)           The Employee shall have continued use of cell phone and the vehicle he currently is provided under the Employment Agreement through the end of June 2010.

e)           The Company hereby releases to the benefit of the Employee all funds that have been paid to date to the Employee’s benefit in the severance pay and pension funds established pursuant to the Employment Agreement. The Company shall cooperate with Employee in dealing with any procedural requirement to formalize this release and provide a letter of termination detailing the period of employment with the company.

2.2           All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder has been taken.

2.3           Should the Employee obtain from the Israel Tax Authorities a notice for deduction of taxes at source, the Company shall apply such notice to the payments it makes to Employee. If no such notice is provided by Employee, then the Company will deduct from payments made hereunder all amounts required to be withheld in respect of deductions and withholdings under Israeli law customarily made by the Company.

3.           Termination of Agreements & Other Positions

3.1           As of December 24th 2009 the Employment Agreement shall automatically and without any further action on the part of the Parties be terminated except to the extent otherwise provided herein.

3.2           By his execution of this Agreement, and without any further action, Employee hereby resigns, effective immediately, from any positions he holds with the Company.

4.           Releases

4.1           In consideration of the release contained in Section 4.2 below, Employee (and each of his respective, attorneys, agents, heirs,  executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Company (and its affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, including, without limitation, any claim under the Employment Agreement, claims under any labor laws and regulations including claims for wrongful termination, claims with respect to the stock options, claims with respect to any other payment required under law or claims with respect to or under any government regulatory authorities or agencies. The foregoing release shall not be construed as a waiver by Employee of the compliance by the Company with its undertakings contained in this Agreement.

4.2           In consideration of the release in Section 4.1 above, the Company (and its officers, directors, shareholders, employees, attorneys, agents, successors, and assigns) do hereby absolutely and unconditionally waive, release and forever discharge Employee and his respective, agents, attorneys, insurers, executors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, including, without limitation, any claim under the Employment Agreement or claims with respect to or under any government regulatory authorities or agencies. The foregoing release shall not be construed as a waiver by the Company of the compliance by Employee of his undertakings contained in this Agreement.

5.           Reliance and Complete Agreement.

The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral.  No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

6.           Headings.

Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

7.           Successors and Assigns.

Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

8.           Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.           Entire Agreement.

This Agreement may be executed in counterparts. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement, written or verbal, among the parties with respect to the subject matter hereof.

10.          Governing Law; Jurisdiction and Forum.

 This Agreement, its interpretation, validity, construction, enforcement and effect shall be governed by and construed under the laws of the State of Israel without reference or effect to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the court in Tel Aviv- Jaffa for bringing any proceeding.

12.          Representations.

 Each of Employee and the Company acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

13.         Non-Disparagement.

Neither of the Parties (and their respective heirs, personal representatives, successors, affiliates, subsidiaries, officers or stockholders), shall disparage the other Party hereto or their businesses.

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IN WITNESS WHEREOF each of the parties has set forth its/ his signature as of the date first written above.

SPO Medical Equipment Ltd.

/s/ Michael Braunold	/s/ Jeff Feuer
Michael Braunold	Jeff Feuer
CEO